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                                                                 EXHIBIT 10.15


                  AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 1 (the "Amendment") dated as of July 23, 1996, is between Bank of America NT & SA (the "Bank") and Portland Brewing Company (the "Borrower").

                                   RECITALS

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of December 15, 1995 (the "Agreement").

     B.   The Bank and the Borrower desire to further amend the Agreement.

     C.   The Bank is the successor by merger to Bank of America Oregon.

                                   AGREEMENT

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.   AMENDMENTS.  The Agreement is hereby amended as follows:

          2.1 Paragraph 3.1 of the Agreement is amended to read in its entirety as follows:

               3.1  LINE OF CREDIT AMOUNT.

               (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Facility 3 Commitment") is One Million Four Hundred Thousand Dollars ($1,400,000).

               (b) This is a non-revolving line of credit with a term repayment option. Any amount borrowed, from the date of this Amendment and repaid before the end of the availability period, permanently reduces the remaining available line of credit.

               (c) The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Facility 3 Commitment.

          2.2 Paragraph 3.2 of the Agreement is amended to read in its entirety as follows:

               3.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and August 1, 1996 (the "Expiration Date") unless the Borrower is in default.

          2.3 Subparagraph 3.4(b) of the Agreement is amended to read in its entirety as follows:

               (b) The Borrower will make one (1) payment of Seven Thousand One Hundred Thirty Six 25/100 Dollars ($7,136.25) on August 1, 1996. The

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                    Borrower will then repay the principal in 76 successive
                    monthly installments of Eighteen Thousand Eighty Nine 15/100 Dollars ($18,089.15) starting September 1, 1996. On
                    January 1, 2003, the Borrower will repay the remaining principal balance plus any interest then due.

     3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA NT & SA            PORTLAND BREWING COMPANY


/s/ Ed Kluss                       x Glen James
--------------------------         -----------------------------
By:  Ed Kluss                      By:
Title: Vice President              Title:    CFO

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